Exhibit 4.2

Certificate Number :

SHARE CERTIFICATE

ForU Worldwide Inc.

(INCORPORATED IN THE CAYMAN ISLANDS)

Authorized Capital:

US$200,000 divided into 3,400,000,000 Class A Ordinary Shares of a par value of US$0.00005 each and 200,000,000 Class B Ordinary Shares of a par value of US$0.00005 each and 400,000,000 Shares of a par value of US$0.00005 each of such class or classes (however designated) as the board of directors may determine in accordance with the Articles

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER

OF THE STATED NUMBER OF SHARES IN THE ABOVEMENTIONED COMPANY

SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION THEREOF.

Name and Address of Shareholder	Shareholder of Address
No. of Shares	—	—	Class of Shares	Class A Ordinary Shares
Distinctive No.

GIVEN UNDER THE COMMON SEAL OF THE COMPANY                     2021

The Common Seal is hereunto affixed in the presence of:-

Director

NO TRANSFER OF ANY PORTION OF THE SHARES COMPRISED IN THIS CERTIFICATE CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE.